Exhibit 99.1

Chembio to Host Conference Call to Discuss Fourth Quarter and Full Year 2007 Financial Results

MEDFORD, N.Y. (March 11, 2008)– Chembio Diagnostics, Inc. (OTCBB: CEMI) Chembio Diagnostics, Inc., a developer and manufacturer of rapid diagnostic tests for infectious diseases, announced today that the company will release financial results for the fourth quarter and full year ended December 31, 2007, following the close of the market on Wednesday, March 12, 2007.

Lawrence A. Siebert, Chembio’s president and chief executive officer, will host an investment community conference call beginning at 10:00 a.m. Eastern Time on Thursday, March 13, 2008 to discuss these results and to answer questions.

To participate, please dial (877) 407-0782 from the U.S. or (201) 689-8567 from outside the U.S.  In addition, following the completion of the call, a telephone replay will be accessible until March 20, 2008 at 11:59 p.m. Eastern Time by dialing (877) 660-6865 from the U.S. or (201) 612-7415 from outside the U.S. and entering reservation account number 286 and conference ID 278362.

Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of Chembio’s web site at www.chembio.com.  To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software.  A replay will be available on the Web site for a limited time.

ABOUT CHEMBIO DIAGNOSTICS

Chembio Diagnostics, Inc., a developer and manufacturer of proprietary rapid diagnostic tests, participates in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc.  Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio also has rapid tests for veterinary tuberculosis and Chagas disease.  In 2007, Chembio received a U.S. patent for its Dual Path Platform (DPP™) technology which has significant advantages over currently available lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP™.  Headquartered in Medford, N.Y., with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Company Contact:                                                                           Investor Relations Contacts:
Chembio Diagnostics, Inc.                                                               Lippert/Heilshorn & Associates, Inc.
Matty Arce                                                                                        Anne Marie Fields (afields@lhai.com)
(631) 924-1135, ext. 123                                                                     (212) 838-3777
www.chembio.com                                                                            Bruce Voss (bvoss@lhai.com)
                                                                                                             (310) 691-7100

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